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                                                                     Exhibit 3.9

                            ARTICLES OF INCORPORATION

                                       OF

                             QUALITY BUSINESS, INC.

     The undersigned, for the purpose of forming a corporation under the Florida General Corporation Act, does hereby adopt the following Articles of
Incorporation:

                                 ARTICLE I: NAME

     The name of the Corporation is QUALITY BUSINESS, INC.

                              ARTICLE II: DURATION

     The existence of the Corporation shall commence with the filing of these Articles. The duration of the Corporation is perpetual.

                              ARTICLE III: PURPOSE

     The Corporation may engage in any activities or business permitted under the laws of the United States and the State of Florida.

                            ARTICLE IV: CAPITAL STOCK

     The total number of shares of capital stock authorized to be issued by the Corporation will be seven thousand (7,000) shares having a par value of one dollar ($1.00) per share. Each of the said shares of stock will entitle the holder thereof to one (1) vote at any meeting of the stockholders.

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                 ARTICLE V: INITIAL REGISTERED OFFICE AND AGENT

     The initial registered agent and office of the Corporation will be Capital Connection, Inc., Alan Neeley, 417 E. Virginia Street, Suite 1, Tallahassee, FL 32301. The initial street address of the principal office of the Corporation will be 11201 Danka Circle, North, St. Petersburg, FL 33716. The Board of Directors may, from time to time, move the principal office to any other address.

                     ARTICLE VI: INITIAL BOARD OF DIRECTORS

     The Corporation will have two (2) director(s) initially. The number of directors may be either increased or diminished from time to time by the by-laws. The name and address of each person who is to serve as a member of the initial Board of Directors is:

Daniel M. Doyle       11201 Danka Circle, North, St. Petersburg, FL
David C. Snell        11201 Danka Circle, North, St. Petersburg, FL

                            ARTICLE VII: INCORPORATOR

     The name and address of the incorporator of these Articles of Incorporation is Capital Connection, Inc., Alan Neeley, 417 E. Virginia Street, Suite 1, Tallahassee, FL 32301.

                            ARTICLE VIII: AMENDMENTS

     The Corporation reserves the right to amend or repeal any provisions of these Articles of Incorporation, or any amendment(s) hereto, and any right conferred upon the shareholders is subject to this reservation.

                                       2

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     IN WITNESS WHEREOF, the undersigned incorporator has executed these
Articles of Incorporation on this 31st day of October, 1989.


                                        By:         /s/  Alan Neeley
                                           -------------------------------------
                                                 Capital Connection, Inc.


STATE OF FLORIDA

COUNTY OF LEON

     Before me, a Notary Public authorized to take acknowledgements in the State and County set forth above, personally appeared Alan Neeley known to me and known to be the person who executed the foregoing Articles of Incorporation.


                                                   [signature illegible]
                                           -------------------------------------
                                                      Notary Public